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QualTek

Virtual Analyst Day

October 15, 2021

C O R P O R A T E P A R T I C I P A N T S

Michael Bowen, Managing Director, ICR

John Lipman, Co-Chief Executive Officer, Roth Craig-Hallum III

Scott Hisey, President and Chief Executive Officer, QualTek

Adam Spittler, Chief Financial Officer, QualTek

C O N F E R E N C E C A L L P A R T I C I P A N T S

Brent Thielman, D.A. Davidson

Tim Horan, Oppenheimer

Christian Schwab, Craig-Hallum

Adam Thalhimer, Thompson Davis

Jeff Martin, Roth Capital Partners

Noelle Dilts, Stifel Institutional

P R E S E N T A T I O N

Michael Bowen

Hello and welcome to the QualTek and Roth Craig-Hallum III Analyst Day. As a reminder, this presentation contains statements about the future events and expectations which are forward-looking in nature. Statements during this presentation may be deemed as forward-looking and actual results may differ materially. For a full list of risks inherent to the business and company, please refer to the company’s SEC fillings.

QualTek and Roth Craig-Hallum III undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances that occur after the presentation.

Today’s presentation will include non-GAAP financial measures within the meaning of SEC Regulation G.

Without further ado, I’d like to introduce John Lipman, Co-CEO of Roth Craig-Hallum III.

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John Lipman

Hey, thanks everyone for taking the time. Know a few of you, worked with a few of you, and to those of you that are joining us for the first time, thank you so much.

Very little from me, but this was my third SPAC, co-CEO and board member. My partner Byron Roth is the other co-CEO and Chairman. It’s a partnership between our two growth stock investment banks, Craig-Hallum Capital Group. We’re in our 26th year. Roth Capital Partners in its 30th year of business. The two firms combined have about 300 employees; 80 employees are in our research departments of which this is a sector and vertical that both firms cover. We do a significant amount of investment banking, equity sales, trading.

The concept of our SPACs was to find companies that we can embrace for the long term, support with research, sales, trading, banking, use our intellectual capital and vertical knowledge, which we really rely on our thought leaders, our research analysts to help us really drive down and get granular in some of these businesses, so it’s not your typical SPAC of four to eight different board members or executives looking for a deal and putting a deal together and walk away.

What attracted us—so this was our third, we’re now working on our fourth. We did two successful closings before that. What attracted us to QualTek—I’ll give you a little bit of background as well. We met Scott Hisey, CEO. I met Scott about five years ago through a friend, I think right when Brightstar was making its investment. My partner Byron met him about 10 years ago. This got brought to our attention in the beginning of this year and what we really liked is the 5G infrastructure buildout, captive customers, the massive wave of spending that’s actually taking place here, the $80 billion of spend just on the spectrum, and now all these players have to build out their cell towers and either go up a tower and take the equipment off and put some new equipment up, or actually build out. In addition, also, the bull market that still does exist with the wireline industry and renewables. So, very comfortable with Scott and team. Very easy for us to diligence with our thought leaders and our research department giving us all the questions and things we’ll need to really look at in this business. We’re very attracted to just the recurring nature of these customers that are captive that have been here with this company for about 10 years, and worked with Brightstar Capital in putting together a really attractive transaction that I think will be here for the long term.

That being said, we did $110 million PIPE transaction. If someone could mute themselves that would be great, that just joined on.

Almost half of those proceeds, I believe $44 million of that transaction, the $110 million we raised, at signing of merger went to fund the business today, so that’s what we call a pre-PIPE or a private placement into the company, simultaneous with the signing of the merger, and the other $66 million plus the trust proceeds will come at close of merger. The interesting thing, why I just wanted to highlight the $44 million is the tremendous amount of acquisition opportunity where QualTek can be aggressive, buy additional businesses, grow those businesses and add additional geographic locations and other services to their existing customers. Since then, as you saw today, the company has made several acquisitions since we’ve announced the merger and I don’t think that will stop once we close the merger.

We’re really excited about this bull market. If we could ever be of assistance, anybody has any questions of us, please give us a ring offline, but very proud about what Scott and Adam and team and Brightstar have done here. Look forward to the coming quarters to reporting more success. Thank you.

Scott Hisey

Great. Thanks John, and thank you for the opening.

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I’m joined today by Adam Spittler, our Chief Financial Officer. During the course of the last decade I can see by this list that I’ve either met or have talked to many of you in the past, so we’re excited to have this opportunity for Analyst Day and get to catch everybody up on our company.

QualTek is a market-leading infrastructure solutions provider for wireless, wireline, telecom and power. We have a great revenue visibility via a strong backlog. Adam will get into details later on how we calculate backlog and really confirm for everybody and work through that.

There’s, as everyone knows, great tailwinds in this industry: the recent C-band auction that is now starting to be built out, great drivers in 5G infrastructure, and really forecasted and announced Capex by our primary customers. Definitely a shift towards renewables and energy, and for us, we’ll talk about strategy in the energy and power space, but we really do look at that space as an opportunity to grow along with telecom.

We have great customers such as AT&T, Verizon, T-Mobile, Duke and Comcast and others that we do a lot of business with.

Robust cash flow and, really, when you think about how we’re growing—and everyone who is on this list, all the analysts who we’ve spoken to—everyone knows what’s going on in the industry and how when we head into cycles like this, how our customers tend to lean on the larger, stronger companies for growth and execution.

We have a seasoned management team that’s built and a unique shared services platform that we’re leveraging to grow our workforce and grow our business.

I’m going to talk about some recent developments, and I’ll just remind everyone that during the presentation at certain increments we’ll stop and we’ll have the forum opened up for Q&A, and obviously have some breaks along the way.

We’re now going to move to recent developments, which are really acquisitions.

In early August, we completed the transaction for BACOM. They were a West Coast wireless operations company that we felt could really add value into our Western operations. Also, in late August we also closed a company called Concurrent. They are a power grid modernization/power utility vendor. They also respond into logistical storm response as well, so that was a business that was a very good fit for us, gave us some great territory, and just an opportunity to really move more into power and grid modernization.

We came out in early October with some guidance around our EBITDA for the quarter, and then last week D.A. Davidson came out with coverage on us. They are the first to publish on our company.

Adam Spittler

I think it’s important, as John mentioned, (inaudible) we announced this morning, we closed that acquisition, so that’s three of the four from our original presentation.

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Scott Hisey

When you think about an overview of our company, strong backlog. We have guidance for 2022. Obviously when you move into a cycle such as 5G all of the assets get lined up, all of the customers plans get assessed and then when it starts it gets going and that’s really what we’re seeing now. We’re starting to see the projects come online and our customers have all done an amazing job of setting up their plans and really announcing their buildouts for the next several years. We have a footprint that is really customer focused and driven around our largest customers. We have an employee workforce that is strong and growing. I will tell you that one of the backbones or hallmarks of our company is the fact that we hire veterans and train veterans. About 17% of our inhouse employee workforce are ex-military, and I think from a reputation and how you look at what keeps this company strong, low turnover, dedicated, loyal folks, those are things that are really important to us.

As you think through our mix of revenue and really the segments and how we grow, we’ve positioned this company to really match the secular trends that are going on in both the industries that we serve.

By way of background, I have been in the industry since 1988. I was an ex-Navy radioman and I got into telecom. I’m an honorably discharged disabled veteran. As I said, a lot of folks on our management team and key leaders are ex-military. One of the things that we are extremely proud of is our whole management team has been together a very long time. When you think about our team and how we built QualTek, it’s around a unique shared services platform which I’ll talk about in later slides, but really, the foundation of our business is having the best folks in the industry, industry experts that know how to build and work with our customers. We’ve seen the different cycles and builds throughout the years. We know how to build the right projects. We know what markets we want to go into. We understand pricing, and from that perspective I’m very proud of the team that we have together, and really how we continue to execute and be a part of QualTek for the long term.

From a platform standpoint, we feel like our platform has really established us with the largest telecom companies, from a perspective of trust and being awarded larger contracts. Being centralized is a key initiative for us. I will tell you point blank, when we started this company, we spoke to our largest customers and they purposely wanted us to build a centralized platform without multiple subsidies and different processes and procedures.

Our customers told us that a commitment to quality and just a fierce dedication to having a centralized back office, strong administration and being able to report and really differentiate QualTek from others was going to be the key to how we were going to grow this business. That was a commitment we made from the beginning. So, having strong revenue visibility, understanding deployment of technology really from the beginning, being a top player in markets where we’re often the largest company in the areas that we work in, and really are a key factor in consolidation decisions and growth decisions, and really providing the best quality to our multiple customers is how we build our company.

I’ll talk a little bit about our platform. Most of you have seen this platform around QualTek as long as you’ve known us. I think the centralized risk and safety platform, how we look at finance and accounting and have the same processes in every market, really our unique commitment to developing our own proprietary software, I often say we spent the million and a half to $2 million the day we started the company implementing Oracle and Adam can share horror stories from ’08 when we did our first integration.

Anyone who has gone through a software integration, we made a commitment to Oracle out of the gate; it works well with our customers. But we also invested heavily in having our own proprietary software that really to us weaponizes a cell phone. All of our technicians and crews are used to taking a picture of themselves and talking; we decided to weaponize the telephone here, the cell phone, turn it around and really make sure that we’re taking pictures of quality, decrementing inventory, understanding use of materials, and then providing a platform where our customers can see the work we’re doing and understand our milestones and really see proof of quality. That’s how we’ve grown our company.

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Our commitment to the centralized platform has really given us a foundation for fleet and facilities and how we manage assets. There’s nothing worse than seeing a yardful of equipment not being utilized, and one of the things we always wanted to do with this business was make sure that we were transformative in how we managed assets and buy the assets that we need but not have assets on our books that we don’t need.

Really, being in tune with the cycles and knowing where our customer spends are going to be, and really following the trends very closely to get the right equipment and also get rid of the equipment when it’s necessary. That’s been sort of a backbone issue for us.

Then from an M&A perspective, I have some slides later. We’re good at M&A. I will tell you we are pretty good at it because we have a good reputation with those regional players who have built nice businesses, that frankly don’t want to be a large subsidiary of another company but want to be a part of one QualTek-type, everyone in the same boat, doing things the same way type of company. It gives a unique perspective in the transactions we’ve done. Our reputation for working with folks and their ability to achieve their earnouts when they do deals with us, and really, the fact that the consolidation is naturally occurring with our customers wanting to work with larger vendors, really puts QualTek in a great position to identify the right players in the regions where we work, where we can do consolidation.

The next section that we’re—just go the next slide. I guess we have a hold.

Great, you can go back one there.

We’ll stop here and I’ll turn it over to Michael Bowen, and we’ll open for a brief Q&A period on the first portion of the presentation.

Michael Bowen

The first question is from Brent Thielman of D.A. Davidson. How competitive is it for the assets you are acquiring in telecom right now?

Scott Hisey

Thanks for the question, Brent.

What I will tell you is the larger companies in our space, the known three companies that have been out there the whole time, generally look to consolidate larger companies that can operate as subsidiaries. For QualTek, we sort of see a niche with these great companies that are between 40 and 50 of revenue and 100 of revenue, where they’re generally consolidated—their operations are concentrated with one or two customers and they’re really in a geographic area. We see those types of acquisitions since we integrate them right away as being attractive.

There are a few companies that we sort of see as roll-ups out there that are trying to push these companies together, but for the most part we have a very clear pipe of acquisitions, folks we know, folks that we’ve been introduced to in markets where we feel it attractive to grow. We’re executing our strategy with our backlog of acquisitions. At this point, we’ve been able to do that within the time and the opportunities that we have in front of us.

Adam Spittler

Brent, one of the things that we’re seeing is all these companies see the tidal wave of work coming and they understand they’re going to need help to grow. We provide an extremely productive platform for them to join.

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Michael Bowen

This is the next question from Tim Horan of Oppenheimer. How is pricing power trending? How about expense trends?

Scott Hisey

I’ll start, Adam will finish.

From a pricing standpoint, with 5G coming online and new infrastructure money coming online, a lot of these contracts that we’re going into are new and we’re going into this process with the thought of pricing out the next year or two. Our customers are efficient. The greatest company in telecom in the U.S., they all know the trends, and I think we’re all sort of pricing in the need for labor and understanding materials, and really I would say the trend in pricing for us is in the appropriate direction.

Then from an expense standpoint, we’re not as heavy into the installation type businesses and the businesses where there’s a lot of vehicles and equipment, but surely we’re going to keep our eye on fuel and other logistical issues, but as of right now our plans have been pretty laid out. We’re not opening in a lot of new geography. We’re able to grow our business in the geographies where we’re established, so there’s a lot of efficiencies there.

Adam Spittler

I’ll just echo what Scott said; We’ll get into this a little bit in the next section as we talk through the services we provide.

You go back three, four years ago, it was about getting that bottom dollar for the service. What we’re seeing now is a lot of customers coming to us, understanding there’s going to be competition across the board from carriers, cablecos, telcos, and really saying, “Okay, we want to tie up your resources. What’s it going to take?”

Then, again, on the cost side, when we think about pricing, we’re thinking what do we think it’s going to look like 18 to 24 months out, because most likely it’s going to be fairly materially different than what we’re seeing today.

Michael Bowen

All right. Our next question from Christian Schwab at Craig-Hallum is, can you give greater color on what parts of the business are expected to drive the strong revenue growth in ’23?

Scott Hisey

For ’22 and ’23, we’ll address both.

Adam Spittler

Obviously wireless is the largest part of our business. We haven’t even gotten to pre COVID-19 run rates. We’re seeing the ramp among all the carriers as they deploy not just C-band spectrum but they deploy their 2.5 gHz spectrum, and DISH has some licenses over the next couple of years that they’re going to have to deploy to protect, so really the growth there from ’21 to ’22 isn’t much more than just reverting to pre COVID run rates, and then the incremental growth—and again, we’ll talk about it on the next few slides—all the estimates that we’re seeing is that Capex from ’20 to ’21 for the carriers was up 18% and that’s expected from ’21 to ’22 and then ’22 to ’23. We haven’t even gotten to talk about how many additional macro towers need to be built to densify the C-band spectrum, or as we deploy C-band, if the technology changes and the carriers find something that’s better or more efficient, do we swap all that equipment out?

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On the wireline side, we’ve seen all of our customers come out with their Capex spend, their (inaudible) spend, so we think there’s a pretty significant growth opportunity there, especially as we wind down our large customer program and deploy those assets onto other work.

Then in the renewable space, we’re leveraging our customer relationships that we have in our Recovery Logistics business and then our new Concurrent group business which we acquired, and starting to cross-sell. So, it’s really across the board.

Scott Hisey

I think the telecom side, we’ve spoken to nearly everyone on this call and the $81 billion spent on the spectrum auction, that being built out, Sprint and T-Mobile merging together, DISH building their own network, that’s all happening and as I often say in these types of presentations, they existing cable operators are also going to defend their customer base and their services and they have their own robust future plans to build out their networks. I think they’re going to be aided by the rural funds and some of the new infrastructure funds coming in.

On the power side, I think our strategy in power is now really taking shape. There’s a lot of money being invested in grid modernization and really building out those projects where we have great relationships on the Recovery Logistics side, and from a renewable standpoint, every single one of our customers has some pretty lofty publicly stated goals around renewable energy and their commitment to building out projects as a part of their network.

We’re going to not be very complicated about this. We’re going to really stay in the lanes of power and telecom where the high tide is lifting all boats. We have great relationships with our customers, and really, it’s a focus on us continuing to build and scale and execute, and that’s really how we’re approaching growth.

Michael Bowen

On to the next question from Adam Thalhimer of Thompson Davis. Congrats on the Urban Cable acquisition. Can you talk about the outlook for cable spending?

Scott Hisey

No, I really can’t talk about the outlook for cable spending because we haven’t really discussed anything like that publicly, but Urban Cable is a 40-year-old company that has a great reputation in the industry. We feel like it was a great opportunity to bring a company in that does engineering and aerial and underground construction primarily in the Northeast markets. We really believe that the opportunity to grow and expand that company as the cable operators are looking at this build cycle in a similar manner as the telecom operators. It’s really about picking the right partners, secure assets and executing their goals with companies that they believe will build with them in the future.

We’re really excited about that acquisition. I often say the cable operators had the first fibre out and they have it everywhere. I really believe that they’re not going to look at this next build phase of telecom and surrender. They’re going to build out their own network and their own plans and we have relationships that go back 30 years with the cable operators so we’ll look to participate in their opportunities as well.

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Adam Spittler

The one thing I will mention is I think this acquisition really enhances our opportunity to participate in the RDOF program and then the $65 billion that’s currently set aside in the infrastructure plan for rural broadband buildout.

Michael Bowen

If there are no more questions on this section, we will turn and go to the next section. Adam?

Adam Spittler

To the next section, we’ll go through our service offerings on Page 14. Everybody on the call is familiar with this but pretty significant growth drivers for the business: the closing of the T-Mobile Sprint merger, their deployment of the 2.5 gHz spectrum, the C-band auction as it relates to AT&T, Verizon, T-Mobile as the three largest vendors in the deployment of that spectrum. The Rural Digital Opportunity Fund, as I mentioned, with the close of the Urban acquisition really enhances our opportunity to participate in this program. Then, just renewable energy. We talked about the $65 billion set aside for rural broadband. There’s another 65 set aside for legacy electric utility and renewable.

This is really QualTek in a nutshell. We’re a one-stop infrastructure provider. From the wireless space, we offer full turnkey service to all the carriers. Wireline, the same for fiber, coax, copper networks. Renewable space, this is a space that we just got into in January of this year through an acquisition and we’ll go into detail a little bit later. Then, Recovery Logistics, this is a space that we feel is a unique asset to QualTek and this is a business we acquired in 2018. We’re really excited about it, and again, we’ll talk about it a little bit later in the slides.

We report in two segments. Telecommunications is one reporting segment, and then Renewable and Recovery Logistics is the second reporting segment.

In Telecommunications, our projected 2021 revenue for wireless is about 62%, and as I mentioned we offer full turnkey service so we’ll do the upfront, the site acquisition, the architectural, engineering, all of the lease negotiation on the real estate side, all the permitting. Then on the construction side we’ll do the construction management, material procurement. We’ll not only design and build new towers, but we’re doing the construction on towers every time you have to swap out the equipment.

Then the wireline piece of the business is really full turnkey engineering, construction for fiber, coax and copper networks. .

As we think about backlog, our backlog is defined really the same way as our public peers. It’s historic run rates under master service agreements and purchase orders in hand, and we’ll adjust a little bit based on our conversations with the customers, but mostly we try to keep this relatively conservative.

Moving to this slide again, everybody is familiar. We’re really in the perfect storm in the early stages of the 5G revolution. AT&T, Verizon and T-Mobile are all projecting 18% year-over-year increase in Capex for not only ’20 to ’21 but also to ’22 and ’23 and beyond, and look, let’s not forget about DISH. Their spending, we believe they’re going to be a serious player in this and they have spectrum that they have to deploy.

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Scott Hisey

I think from just the perspective of QualTek, we have long-term relationships with each of these customers. They know us, they trust us. We have delivered for each one of these customers on projects, so for our ability to continue to grow and scale it’s really based on our customers looking at us in the markets where we’re particularly strong geographically, and coming back to us and saying, “Can you grow?” as they want to reduce vendors for just a process of consolidation and that ability to be more efficient. We’re uniquely positioned where we have some geographies that are very attractive where we’ve been able to grow, more specifically, and we’re often asked the question. It’s not often that we’re literally pitted against our three larger, publicly traded peers, phenomenal companies who do a great job in the industry. We’re just the fourth company who also is getting bigger and larger and our customers trust us to be both a consolidator and a consumer of larger chunks of work as we build out QualTek.

Adam Spittler

Just one clarifying point. As we look at backlog, in our Telecommunications space, virtually 100% of our backlog is under master service agreement, and when we think about the wireless piece of the business, we’re upgrading equipment on towers about every year and a half, so it’s extremely recurring in nature. Every time we touch the tower we have to do wind-loading, weight-loading, renegotiate the leases with the tower owner, the property owner, and then we do the construction. So, when you think about just the backlog, in the wireless space it’s extremely recurring.

On to Slide 18, this is just some of the bullet points from the carriers: capital expense budgets and transcripts from 2021. Just to break it out, AT&T is expected to be about 34% of our revenue, Verizon 13%, T-Mobile 10% and DISH 3% for 2021.

Moving to the financial slides, you can see our projections here for revenue in 2022 and 2023, as well as EBITDA. To Christian’s question earlier, our 2022 revenue is really just reversion to pre COVID run rates in our wireless piece, and then some of the large customer initiatives in the wireline piece. You know what? The visibility around the C-band spectrum auction and the licenses and when the licenses are going to be able to be deployed is becoming clearer and clearer every day.

Scott Hisey

That’s an important aspect because when the C-band auctions were completed, a lot of our peers sort of publicly reported some softness in revenue within the larger carriers, and that was principally because the larger carriers basically won most of the licenses in the C-band auction and the timing of the actual awards of the auction were about three or four months later than folks anticipated, and the awarding of work and ramping started a little later than everyone had planned for and expected. Now we’re sort of—we have much clearer visibility into what our customers want from us, where we’re going to build out with these particular licenses and where we’re going to build. That’s more clear now than it was a couple of quarters ago.

It’s important to note that our public peers—I have all the reports on the desk in front of me in case anybody references anything; I want to make sure I get it right. We saw the same exact thing as our peers did. The good news is, is we work for the largest companies in the industry who are deploying their strategies, and the lumpiness around any start of a three- to five-year build cycle we believe is starting to get behind us now as we have some consistency in where the work is going to be built, where the schedules are, and now it’s time to start building.

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Adam Spittler

That’s why we’re excited to get through the SPAC process, get public, get a public company leverage profile, to allow us to really capitalize on not only the tidal wave of spend but all of the M&A opportunities that we’re seeing out there.

Moving on to Slide 20 for Renewables, this is a business we acquired in January. We’re very excited to be in this space. It’s very near neighbor to what we see in telecom. The contracts are unit based. It fits extremely well into some of our proprietary software that we use to work with customers, track production, track quality control. This is a business called Fiber Networks Solutions. They traditionally work for mostly (Inaudible) in the wind space, and really what we’re doing here is we’re doing the heavy underground and aerial construction, bury mid and high voltage conduit and fiber at the same time. We’re doing all of the splicing, testing, and then the termination in the communication grid and the power grid.

On Slide 21, Recovery Logistics. We mentioned this earlier. Again, this is a very unique asset to us at QualTek and we’re very excited. We do generator maintenance and deployment, but the larger part of this business is when there’s a large-scale outage we partner with our customers to really provide base kit services. For example, in Louisiana, had a large natural disaster which was devastating to a lot of lives, but we partnered with our customer. We deployed all of our assets and we made a large investment in this business in 2020 where we owned over 5,000 sleeper trailers, shower trailers, so we deployed all of those assets. All of the recovery workers went to effectively stay in our customers’ yard that was managed in tandem with our customer and us.

Scott Hisey

I’ll jump in here. When we acquired this business in 2018, it largely worked for telecoms and some of the power companies. Through long-term relationships that our partner Brightstar Capital and others had with power companies, board members of ours who supported us, who gave us introductions into all the major power companies and the generally affected storm states, we’ve been able to leverage and grow a platform where we have the opportunity to continue to support outages and catastrophic events, but we’re also now going to work in grid modernization and upgrade cycles, and then the same exact customers are also committed to renewables.

So, we really have a sort of a three-opportunity play on the energy side. We’re going to participate in just this massive amount of spend of grid modernization in a sort of controlled, structured way as we’re very good at managing assets and people and costs and longer-term build cycles. We’ll naturally respond to outages and catastrophic events. We’ll also seek to expand in opportunities with government organizations such as FEMA and the military. We’re going to also deploy our assets where needed. Then, finally, we’ll look at the renewables space and we’ll sort of look at this from a where do we have assets, where can we deploy, where can we participate in longer-term renewable projects? We’re really excited about this space as a complement leverage in our shared services platform, managing assets, keeping variable costs yet managing long-term projects in geographies where we worked a long time. We see this as a really a key part of our strategy to continue to grow and follow sort of the secular trends as the spending increases in these areas.

Adam Spittler

On to Slide 22, this really just breaks out the revenue projections for 2022 and 2023. We’re assuming about flat 10% growth rate, but what we’re seeing in renewable as well as some of the spend that’s in the proposed infrastructure bill. We’re very excited for this segment.

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Scott Hisey

One of the things that I think is really important, when you look at the customers on the right and how long we’ve worked for them, either with QualTek or our predecessor companies, the one thing that sticks out is the real long-term nature of the relationships with the largest customers in telecom and energy. I think, as I said early on, one of the important qualities of QualTek was that our customers gave us the blueprint on how to build this company. They told us pointblank they didn’t want to deal with a multi-subsidiary model; they wanted to see consistency in reporting in risk and safety and assets, and they told us exactly what they wanted us to build when we started the company.

When we did our early road shows, there was opportunities for our investors to get on the phone and talk directly with some of our largest customers, and they basically told—gave the investors an opportunity to hear directly from them how they felt about us and what they wanted us to do as a company. I can tell you that our customers are equally excited about QualTek taking this next step to become a larger provider, having a greater ability to consolidate vendors, having the capital to take on some larger projects, and really, being able to expand the platform that we built the right way where they trust our numbers, they trust what we report. They have great confidence in our performance, and really, want us to do more. So, we’re really excited about the platform we built, but our customers are equally excited that we’re going down this path and really want to see a public QualTek doing more for them.

Adam Spittler

That was a lot. Q&A session?

Scott Hisey

Yes. We’ll take a pause and we’ll do a Q&A here real quick, and then maybe take a five-minute break.

Michael Bowen

All right.

Our first question comes from Jeff Martin of Roth. He says, please update us on the replenishment of (inaudible). With Quanta’s acquisition of Blattner, what is your expectation given Blattner’s concentration in the renewables business?

Scott Hisey

Right after we got signed up and we’re going down the road, we found out in late spring that Blattner was also entering a process of their own and I would say fortunately, for us, they went with Quanta, which is a big, strong company that we know and know well. I will say our conversations with Blattner have been terrific. They’re a part of Quanta. They’re going to continue to do large programs and grow. We see our opportunities to continue to work with Blattner with the projects that they have, especially for 2022 and beyond.

We’re just getting out of hurricane season now, but we do have opportunities to explore with our existing energy customers, so we feel very good about the renewable business. This obviously was sort of a tough year. We had a pretty volatile spring with Texas going underwater and that’s where most of our work and backlog was, and then obviously we also talked about a project or two that moved into 2022. But, from an overall renewables segment perspective, we really believe in the segment. We look at the energy segment, as I said earlier, really as a three-pronged approach. We’re looking at it as an opportunity to work in grid modernization, recovery and logistical support, and renewables, and that’s the clarity around the approach we’re taking through renewables. Not just renewables but energy as a segment.

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Adam Spittler

And Jeff, I think one of the important things to note is that when we did this acquisition, obviously we realized there was some concentration there and it was really important for us to leverage some of our relationships and start to cross—I think we’re going to start to see fruits of that bearing in the future.

Scott Hisey

Thanks for the question, Jeff.

Michael Bowen

Our next question comes from Brent Thielman of D.A. Davidson. How does the work you’re picking up related to 5G deployment differ from services you’ve provided in past cycles or prior developments?

Scott Hisey

Firstly, there’s more. I think the way the 5G cycle is coming out, we’re winning large amounts of sites in cities that are called C-band spectrum upgrades, but that’s really how I would describe the workflow and the allocation. Instead of building out a normalized budget, it goes out over the course of a couple of years. Our customers are coming to us and saying, “All right, in the next two quarters, here’s X amount of sites to build.” I think there’s a pretty good clarity to it.

Adam, you might want to pile on.

Adam Spittler

Yes. I mean, what we’re seeing is obviously on the wireline side it’s much, much higher count of fiber than what we saw even two or three years ago. On the wireless side with C-band, the spectrum itself has a little bit of feedback to it, just based on the power level, so what we’re seeing is that the overall scope of each upgrade it pretty significantly larger than it was for your 4G or your 3G sites.

Michael Bowen

We have a second question from Brent Thielman again. Any concerns about the potential for a slower wind development mark in 2022? Can you pivot more of the business towards solar to offset that if that happens?

Scott Hisey

I think as we identify programs with our customers on the renewable side, there are multiple projects starting and we’re able to leverage that work for us and that equipment now across renewables and power grid grid modernization. We feel like when we acquired FNS it was pretty much only working in renewables; now we have renewables, grid modernization and regular maintenance and construction opportunities. We sort of feel really good about how the business in that segment is positioned for getting a recurring nature to the work, and really from a perspective of now going to a multitude of customers, not just a single customer with an opportunity to grow.

Michael Bowen

Next question comes from Tim Horan at Oppenheimer. Do you see WISPs as a growth sector for you?

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Adam Spittler

I think that remains to be seen, Tim. As we move forward, we’ll have some more clarity there.

Michael Bowen

Okay, and the next one from Christian Schwab at Craig-Hallum. Is your recovery work for IDA done or is it still ongoing?

Scott Hisey

The bulk of the work that we’ve done has been completed. We’re at this stage final clean-up, removing, demobilizing the last of our equipment, and then looking to explore new opportunities with that particular customer on a more ongoing basis post storm.

This was the first storm that we worked in where we were able to do both recovery logistics and support the power grid replenishment and support the efforts to restore power. It was a great opportunity for us to sort of showcase Concurrent with our customers down there, so we really feel like a lot of opportunities are coming out of how we performed during this storm.

Adam Spittler

One thing I will note is that the southern part of Louisiana was completely devastated again, a horrible thing. So, I mean, to rebuild there is going to take months, if not years, which it does create an opportunity across the board.

Michael Bowen

All right, it looks like at this time there’s no more questions in the queue, so I’ll hand it back to you, Scott and Adam.

Scott Hisey

Yes. Let’s go to the next session.

Adam Spittler

That’s a break.

Scott Hisey

Why don’t we take a five-minute break. It is 11:50. We’re going to mute out and come back on at 11:55. Thank you.

Michael Bowen from ICR, you can cue us when folks are back on or when we’re ready to start.

(Break)

Michael Bowen

All right. Why don’t we get started with the next portion of the presentation and I’ll hand it back to you, Scott and Adam.

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Scott Hisey

Great, thank you. We’ll move on to the next slide.

Here we’re going to show a map of where we work. There’s a couple of highlighted areas. I think what this generally allocates is a pretty good distribution of where we’re growing our business. Very strong in the Northeast and very strong on the West Coast and California. We do see numerous opportunities as we continue to grow and build in Texas and Oklahoma, which have been sort of long-time wireline markets for QualTek, and the Northeast and Midwest and well into California and the Pacific Northwest have been traditional wireless markets for QualTek as we’ve continued to grow and build.

During the pandemic, one thing I’ll note was we were very big in New York and California, and those states obviously—and Massachusetts as well—those states provided some unique challenges with their rules around safety and health, which we respected and honored. Also, we can tell you that from a standpoint of our ability to operate, there’s been a lot of efficiencies, particularly within municipalities and our customers around being forced to migrate to more technical platforms, so we feel very good about those large states where we work where there’s just numerous amounts of cell sites and fiber to be deployed, and feel like although it was a little rough in ’19 and ’20 working in some of those states, that work has to be done, so we feel really good about the future of those opportunities.

I talked a little bit about technology, but one of the things that was very important to us from the beginning was to create a platform that was engaging and allowed us to report quality to synchronize with our customers so we could drive cash flow, and really be ahead of the tech curve. I think historically the companies that I’ve worked in, we’ve always looked at things from a tech level. Having been a technician myself, the ability to manage inventory and easily report the work that I did, be it quality and actual reporting of footages and depth and things that are important to our customers, we have really gone all-in on creating a technical platform that’s really standardized, gives us great visibility, the ability to report live dashboards and manage the builds and the as-builts as we construct plan, and really give daily production updates that allows us to collaborate with our customers.

When you think about QualTek, we’re entering our ninth year now of business and we’re one of the larger companies in the industry. Those first four years were strong organic growth years as we build out a trusted platform with our customers where companies like AT&T and Verizon and T-Mobile and Comcast really trusted us to take on larger projects and grow. We’re very proud of our commitment to proprietary technology and really continuing to push that culture, not just to our own employees that we’re training but to the vendors who work with us and support us.

Having a platform where vendors are going to have choices of who they work for, because there is literally more work than any large company can do, there’s more work than multiple companies can do, so having a unique accessible platform where our vendors can work with us and have great visibility into when they’re going to cycle their invoice and when they’re going to get paid is really a testament to our commitment, but really it’s a secret sauce in how we’re continuing to grow and keep vendors working for us, and really, from a retention and relationship standpoint, an invaluable tool as we go forward in the future.

I’m going to talk about acquisitions, and really, we’re in the middle and I’ve spoken to many of you on calls and talked about who we think is where. There’s a few companies down in that $300 million, $400 million range, but the vast majority of service providers in our industry are regionally based, largely customer concentrated, and in that I like to say $30 million to $50 million to $75 million range. These are great companies. They’re solid. They perform well. They’re very strong operators, but with the amount of workload that’s coming on and our customers all being desirous of really making their networks more efficient and reducing their vendor counts, a lot of these companies just simply cannot take on 40% and 50% growth in a market year-over-year. This is where we come in.

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Our reputation in doing M&A deals, honoring the deals that we said we were going to do, creating a platform to allow our partners that we acquire to be a part of QualTek going forward, but allow enough to take the pain away. When we have an administrative platform like QualTek where risk and safety and finance and accounting and IT, and when you look at the general headache parts of the business that need to be scaled, I would say in most cases these operators have great customer relationships, great people relationships. They have a reputation for performing high quality work in the field, and where these companies often get stuck is in the back office. So, since we’ve built a platform that’s scalable, I’m very proud to say that the folks who have done deals with us are still a big part of the future of our company. When we look at an acquisition, we’ll look at a company not just on its EBITDA and a multiple that we could buy it at which would be accretive certainly in the platform that we’re contemplating here, we’ll also look at that $40 million or $50 million company and work with our customers and say, “If we were to acquire a certain company, what is the growth opportunity for them in the region or in the area?” We’re finding now that our platform is very palatable to our customers and to companies who really want to grow their business and still operate, but also are resource light in terms of having the ability to grow and expand their business. So, we really see a niche market for us that we hope will continue, and really, going public in this venue is a great opportunity for us to have the ability to act on more of these companies as they become available.

On Slide 28, we’re just going to show a slide here that has some of the companies that we’ve bought and the multiples that we bought them at, and how we’ve averaged them down.

Adam, you might want to expand on this.

Adam Spittler

Yes. This really goes to our core premise with our M&A strategy, looking at quality assets that we can take the pain away, as Scott mentioned, take all that administrative burden and just allow them to grow and do what they do best and do what they love.

Scott Hisey

I will tell you, in the cases of acquisitions that we’ve completed, the selling ownership groups are still with us. They’re excited to put QualTek on the sides of their vehicles and equipment and offices, and really partners with us as we continue to build.

I think also our customers are very appreciative of the respect that we’ve shown the companies that we’ve acquired and really picked out the good ones. That’s sort of how we’re going to look at this.

On a couple of slides back, I showed our pipeline of acquisitions. We have several companies that have expressed interest in joining QualTek and are really excited about the future. We’re very proud of the relationships that we built alongside of companies for the past few decades.

We’re back to a Q&A section now.

Michael Bowen

Yes. This will be the final Q&A session, so anything in general, anything around financials, modeling. We’re more than happy to have a conversation with anybody as a follow-up after this.

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Scott Hisey

From a summary perspective, the revenue drivers in the telecom and power and energy segments that we’re in are pretty obvious to everyone. It’s a great time to be in this industry. We are in the early innings of a massive upgrade cycle that is being driven on the telecom side by 5G, by infrastructure, by rural and fiber broadband upgrades, and on the energy side from renewables and grid modernization, and the just the opportunities to continue to build our reputation and brand in that segment.

We see opportunities to grow and expand our margin. As we get larger, we see some of the acquisitions that we’ve done where we can acquire into our platform and not increase our SG&A. We see our business model as really being scalable, particularly as we get larger. From a network and capital standpoint, we see consistency in our working capital levels, and really, from a maintenance and a Capex perspective, we’ve always been disciplined. We look for opportunities to add assets at the right time, but also make sure we always have an eye on leveraging our platform and our partners so that we’re not too heavy on the equipment side.

We talked a lot about acquisitions. There’s just opportunities for us and we really believe that, from a timing standpoint, as resources become constrained, our unique model coupled with the timing of getting this transaction closed, we really place QualTek in a great position to continue to execute and grow. I have a lot of respect for the three large publicly traded peer companies that we’re compared with. I think their particular companies are doing a great job. There’s absolutely room for a fourth, maybe a fifth, as other companies see the opportunity, consolidate, see the opportunities for the trends in the industry, and we feel like we’ve carved out our place both with our major customers, with the unique level of geography that we’ve secured, and with our reputation for actually performing the work for our customers, that QualTek is really positioned to go public and grow and continue to execute.

With that, I’d like to open it up for a final round of questions. Just a reminder, we’re not going to get too much into forward-looking statements or get into the weeds. Adam and I are available for contact and other discussions on more deep details.

With that, we’ll turn it over for final questions.

Michael Bowen

We have a few questions in the queue already. The first one is from Noelle Dilts from Stifel. She says, as it relates to acquisition targets, are you seeing increased competition from private equity for telecom targets? If so, is this impacting the multiples?

Scott Hisey

There’s some increase in private equity companies, but it’s sort of a tough sell for the $40 million to $80 million company when the private equity firm is doing diligence and the customers are talking about consolidation in systems and processes. I would say from a competition standpoint, I believe folks trying to band together and build their businesses with the help of private equity will start to show itself, I think more towards the latter part of ’22, into ’23, when we get really heavy into the work volumes that we’re anticipating.

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From our perspective, our platform is unique so the folks that want to work with us are basically going to sell into our company. They’ll be a portion of the deal that’s cash. There’ll be a portion of the deal that’s equity which aligns their interest with us, and there’s a portion of every deal that’s earnout which really gives them the runway to really stretch their legs and expand their business and utilize the QualTek platform to recognize greater profit on the sale of their company, but also averaging down the multiple that QualTek purchased at. So, when you think through our structure, it’s unique and there are a lot of companies that want to move into that type of structure, so we do have an advantage, at least for the near future.

I don’t know if you want to add to that, but it’s pretty much …

Adam Spittler

No, that was pretty much it. I mean, we haven’t seen much competition. Obviously some of the larger management teams, they say they want to stay in private equity just because the incentive is a little bit different than being public, but from a multiple perspective, not really.

Scott Hisey

Just to maybe expand upon that, Noelle, that’s a great question the way you phrased it. There are a lot of companies that are throwing books out and hiring brokers and trying to get high single-digit deals on highly concentrated one-industry-specific companies. We don’t participate in those processes. For us, we pretty much know the markets we’re at. We know the companies that are targets. We have a lot of inbound activity because of the success of the deals we’ve done., have done so far. I feel like we’re still sort of in our own lane for the time being in terms of being able to do deals that fit with QualTek.

Michael Bowen

Our next question comes from Brent Thielman at D.A. Davidson. How do you approach guidance for the Recovery Logistics business?

Adam Spittler

Brent and I had this conversation. The through process is as the business cashflows focus on the telecommunications segment, the renewable portion of those segments, and as we grow that, I believe we probably ratchet down Recovery Logistics, make it a little bit more conservative. That way when you guys are doing your DCF models there’s a little bit less lumpiness.

Scott Hisey

But that being said, we now have five years of data around storm, storm activity. A big decision that was made a couple of years ago, really driven by our Board of Directors and our private equity sponsor Brightstar Capital who supported us through that business transition and then growing, the biggest decision we made was to invest in the assets. I think the profile of that particular business, it’s referred to as a storm business and it’s great that we do storm work and now we have five years of data to give us pretty good numbers around storm activity, but we’re also deploying those assets into (inaudible), working for AMR. We deployed certain assets during COVID. I think in the future the opportunity to add some more recurrent nature items to that business will certainly give folks who are providing research on us some comfort in where we’re coming from on our projections. But to Adam’s point, clearly the telecom business, the renewable business and work around the power grid will be the main focus of how we give guidance, and we’ll look at the recovery business as really being additive to each year.

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Michael Bowen

The next question is from Tim Horan at Oppenheimer. Can you discuss the trends on the competitive intensity?

Scott Hisey

You know, I get asked this question a lot. I will tell you that I actually like and respect—and I’ll say their names: MasTec, Dycom and Quanta. They’re great companies. They’ve built their reputations and do a lot of work in the industry. But I don’t believe we compete with them as much as people would think. I think our competition now is our ability to execute in the markets where we’re at and our ability to compete for people and vendor resources, and really, to leverage our platform.

Our customers generally do not pit us against each other. Where we’re in a market, we’re generally the larger company in the market. I would say from a MasTec, Dycom and Quanta perspective, they’re also generally a larger company in markets they serve. They’re great companies. They’re big. They have a lot of resources. They have the capacity to put away a lot of work. We’re now starting to be seen in a similar light in terms of taking larger projects and being counted on from our customers.

I think from a competition standpoint, competition is there but there’s not a lot of companies our size out there right now. I think we’re sort of, to the one slide, we spoke to us being in the middle and our ability to continue to organically grow and do those bolt-on acquisitions where folks have a 20-year territory and the ability to leverage our platform to grow; instead of 10% every year, maybe they can grow 20% or 30% in a market if they had our resources. That’s really how we’re seeing the next several years of build. I see the bigger public companies sort of less as competitors in a head-to-head than probably at any time.

Michael Bowen

Next question, Jeff Martin at Roth. Can you please provide the revenue and EBITDA base of the three recent acquisitions?

Scott Hisey

That’s not something that we’re able to publish at this time.

Adam Spittler

When we update the proxy and the financials for Q3 we’ll have the disclosures around pro forma trailing revenue and net income on that, but that hasn’t been disclosed as of yet.

Michael Bowen

Tim Horan from Oppenheimer: You discussed your IT and software as a competitive advantage. Can you give any more color there?

Scott Hisey

I think from an IT software perspective, from the very beginning we needed to differentiate. We were lucky because we started the business with a good reputation. Our first private equity partner had successfully built a company with our management team in the past, and we went right out at it from the beginning from a perspective of sitting down with our customers, understanding their billing cycle. So when we complete, whether it’s an install or a section of plan or a subdivision where we built fiber and spliced it and activated it, or building a cell site, what are the drivers that get through your network that allows us to be paid? Being very cash-centric from being a smaller company, as a larger company—we didn’t want to lose the disciplines of generating cash, so we really focused on what makes it easier for our customers to see the stages of the work and the milestones as we build it out?

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We were very fortunate on both the wireline and the wireless side, having Kevin Dorn, who is a 30-plus year industry veteran as a partner, really helped us as we looked at building out wireless to understand our customers’ milestones. Whether it’s site at complete or ordering materials or installing equipment or turning on radios and operating antennas and getting everything built, knowing each milestone, knowing when to build and then sharing that visibility both with the technicians and the different crews who may do different portions, whether it’s electrical or the tower climbers or the folks working in the hut, really having the staging and building out the software that identifies that really became part of our culture from the beginning.

I won’t say we’re nerds, but maybe we’re nerds. We really wanted to make sure that weaponized mobile applications, allowed our technicians to take pictures and vides of the work that they did, and then provide a platform for our customers. I can tell you that recently we won a project to bury drops in subdivisions for a large customer where we’re literally every single house may have a different size and length to the fiber that we’re putting from the pedestal to the side of the home. We created an app, worked with the customer. We take a video of every single job we do and our customer literally told us that we’re saving them money because we’re giving them accurate numbers on the length of these drops instead of estimates.

For us, it’s really about weaponizing the cell phone, using applications and having that culture of pushing the tech down not just to our employees, but creating a platform where our vendors can use our software and our tools that we’ve built so that they can see their invoices with us. Foundationally, our ability to retain vendors, we don’t necessarily have to lose a vendor over $0.50 or $1 a foot because our platform and our format, and now they have visibility into how they’re going to get paid, and their desire to stay with us because they know exactly when an invoice is going to turn and when they’re going to get paid has really been disruptive and a catalyst for our growth.

We’re pretty committed to the technology piece. You can see how passionate I am about it. It’s actually disruptive and a key differentiator for QualTek.

Michael Bowen

Next question from Christian Schwab at Craig-Hallum. Are your leading telecom customers like AT&T, Verizon and T-Mobile either driven by geographical footprint, vendor consolidation or upgrade buildout plans that you feel you’re better positioned versus your competitors?

Scott Hisey

Yes. It’s funny. Adam and I—that’s a great question, Christian. I think our customers rely on us because we’ve been a turf vendor since 2012. We were—predecessor company—a large Fios vendor from 2003 and 2004 when Fios started. Our relationships with the cable companies go back into the ‘80s. I think a lot of those relationships that we’ve had for a long time lead to geographic stability and I think from a reliability standpoint, we had a private equity partner who built with us until we were around $400 million in revenue and the company started to become larger. They were at the end of their window. When we had the opportunity to meet Brightstar and do the transaction with Brightstar, it was a management buyout. We found a partner who knew and understood our industry, had been in several investments in telecom and power, my Board members have throughout their careers. So, when you think through finding the right partner, we literally doubled the company during a pandemic.

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When you think through the support, not just capital—I mean, the capital part is, frankly, easier at times than having the Board support, understanding the strategy, being able to introduce into the right customers and relationships, and really, the opportunity to grow. I think from that standpoint we’ve really been blessed with the opportunities we have to continue to build our business and have the right situations to do it in.

Michael Bowen

From Adam Thalhimer at Thompson Davis, can you talk about 5G construction at a high level? What will be built? When and how will QualTek benefit?

Adam Spittler

All of the large cable companies and telcos are expanding 5G as we speak. As we mentioned in our last release, there’s a ton of big activity really across the board. It seems like some of the supply chain issues are starting to get solved; that remains to be seen based on volume. But really all of our customers, it’s strengthened their balance sheets and it’s really focused on who is passing and deploying 5G on the wireline side, and then down on the wireless side, with their C-band and 2.5 gHz rollouts as it relates to 5G. Everybody has given significantly increased Capex guidance and some of the guys have buckets that are just specific for C-band rollouts. So, I think across the board we have a massive opportunity.

Scott Hisey

As I think about 5G, this fifth generation of rollout, those of us who have been around the industry a long time saw the bubble and saw when we were putting fiber in the ground with no technology base to support it. This is the complete opposite of ’98 to 2001. The technology now exists for self-driving cars and drone operations and just massive amounts of data transfer that needs to occur, and our network is not built out enough to support it. We all learned during the pandemic that our home networks were not sufficient to immediately take a platform of instead of one person being on a home network during the day all of a sudden there’s in some cases three, four, five. The network is not sufficient. I think we have to look at the opportunities, both from a rural and an urban standpoint where there’s underserved markets, that they look like they’re now going to be addressed via infrastructure builds.

For us as a company, we have a good reputation. We’ve done a really good job for the top customers, and I think from our perspective we have to be smart about the geography we take, the amount of work we take, how we execute. I think this transaction obviously allows us to address our capital structure and position the company for future acquisition and growth, but the opportunities are just so massive in the industries we serve, and for us it’s about discipline, utilizing our software as an advantage, our reputation to attract and retain vendors as an advantage, and staying in our lane and really doing a good job.

There’s just a massive amount of opportunity in 5G just from the technology standpoint, whether it’s healthcare or finance or education. We have not even scratched the surface of what is going to have to be built and what’s necessary.

We’re very excited about the future of telecom and the future of the power grid. We really think that we’re in the right spot and from a timing perspective our customers want to see a larger QualTek. They want us to grow and this transaction represents executing on the opportunity at the right time.

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Michael Bowen

Noelle Dilts from Stifel. What keeps you up at night? As in what do you view as the biggest risk to your outlook? It’s always been difficult for public peers to forecast these types of businesses on a short-term and quarterly basis? How does this impact how you were thinking about your guidance?

Scott Hisey

Thanks for the question, Noelle, and you obviously hit me right with the hardest question, as usual.

What keeps me up at night now is sort of planning the future of our workforce. I have an opportunity to speak at the Milken conference next week, really about hybrid workforces and the workforces of the future. I’m excited to be on a panel and have the opportunity to speak about that.

But really, for us, we have a technology platform. We have customers. They’re well capitalized. A build is going to occur. A little lumpy getting started, and as you pointed out, the start of these builds are usually rough and the ends are usually rough, and in the middle is hopefully several quarters of continuing to track and build and grow.

From our perspective, it’s what’s going to keep me up at night is continuing to drive efficiency and productivity in our workforce, and continuing to track and retain people to meet our customers’ demands that are going to be so significant, particularly as we get into the back half of 2022, into ’23 and ’24, that’s sort of the crystal ball of where the workload looks like it’s going to take just from a timing of producing the materials and equipment, and understanding what we need. I mean, I will tell you right now, we’re ordering bucket trucks and directional drills that we know are going to be delivered in December of 2022 for 2023. That’s the lead time on some of this equipment. Our customers know and understand that, so, honestly, what keeps me up at night is really having the tools and the ability to manage the workforce and retain the workforce. That’s a challenge. That’s a challenge I’m excited to accept. I think our commitment to hiring military and training folks is really going to be foundational as we continue to grow the company. Thank you for that question.

Michael Bowen

If anyone has any last questions, please feel free to ask them, otherwise I will hand it back to Scott and Adam.

Scott Hisey

Great. Well, we appreciate everyone’s time. We know it’s very valuable. Looking at the roster of who joined the call today, I believe Adam and I know just about everyone and have had the opportunity to meet with folks throughout the year.

I can tell you we’re very excited about this opportunity. Notwithstanding how SPACs are looked upon, QualTek is a brick and mortar company with great customers and a backlog and we’re building for some very exciting, large telecom and power companies that we have great relationships with. I really believe that we’re in a great position. We have to continue to execute and stay in our lane.

It’s so important that we point out things like our whole entire management team is not only excited about this transaction, but we rolled 100% of our equity into it. Our private equity sponsor continues to support our company. They have also rolled 100% of their equity into this company. With the support of the Roth Hallum team, we’re really excited about taking this company to market and really continuing to execute and build and have a bright future for our employees.

Thank you very much for your time and your questions, and we look forward to following up on any questions anyone will have. Thank you and have a great day.

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Additional Information and Where to Find It

As previously announced, (i) Roth CH Acquisition III Co., a Delaware corporation (“ROCR” or “Buyer”), (ii) Roth CH III Blocker Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer (“Blocker Merger Sub”), (iii) BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), (iv) Roth CH III Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer (“Company Merger Sub”), (v) BCP QualTek HoldCo, LLC, a Delaware limited liability company (“QualTek”), and (vi) BCP QualTek, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker’s equityholders and QualTek’s equityholders, have entered into a Business Combination Agreement (the “Business Combination Agreement”). Pursuant to the terms of the Business Combination Agreement, (i) Blocker Merger Sub will be merged with and into the Blocker, with the Blocker surviving as a wholly owned subsidiary of ROCR, (ii) immediately thereafter, the Blocker will be merged with and into ROCR, with ROCR as the surviving company, and (iii) immediately thereafter, Company Merger Sub will be merged with and into QualTek, with QualTek as the surviving company (such mergers and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

In connection with the proposed Business Combination, ROCR has filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) (as amended or supplemented from time to time, the “proxy statement”) to be distributed to holders of ROCR’s common stock in connection with ROCR’s solicitation of proxies for the vote by ROCR’s stockholders with respect to the proposed Business Combination and other matters as described in the proxy statement. ROCR urges investors, stockholders, and other interested persons to read the proxy statement as well as other documents filed with the SEC because these documents contain important information about ROCR, QualTek and the proposed Business Combination. A definitive proxy statement will be mailed to stockholders of ROCR as of a record date to be established for voting on the proposed Business Combination and related matters.

Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge by directing a request to: Roth CH Acquisition III Co., 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660. The preliminary and definitive proxy statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

ROCR, QualTek, their affiliates and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposals under the rules of the SEC. Information about the directors and executive officers of ROCR and their ownership is set forth in ROCR’s filings with the SEC, including the proxy statement. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of ROCR in connection with the proposals is set forth in the proxy statement. These documents can be obtained free of charge from the sources indicated above.

Non-Solicitation

The transcript above is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination and related transactions and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of ROCR or QualTek, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a definitive prospectus meeting the requirements of the Securities Act.

Forward-Looking Statements

This transcript contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements about the parties’ ability to close the proposed Business Combination and related transactions, the anticipated benefits of the proposed Business Combination and related transactions, and the financial condition, results of operations, earnings outlook and prospects of ROCR and/or QualTek, and may include statements for the period following the consummation of the proposed Business Combination and related transactions. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of ROCR and QualTek, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC by ROCR and the following:

•	expectations regarding QualTek’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and QualTek’s ability to invest in growth initiatives and pursue acquisition opportunities;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

•	the outcome of any legal proceedings that may be instituted against ROCR or QualTek following announcement of the Business Combination Agreement and the transactions contemplated therein;

•	the inability to complete the proposed Business Combination due to, among other things, the failure to obtain ROCR stockholder approval or ROCR’s inability to obtain the financing necessary to consummate the Business Combination;

•	the risk that the announcement and consummation of the proposed Business Combination disrupts QualTek’s current operations and future plans;

•	the ability to recognize the anticipated benefits of the proposed Business Combination;

•	unexpected costs related to the proposed Business Combination;

•	the amount of any redemptions by existing holders of ROCR’s common stock being greater than expected;

•	limited liquidity and trading of ROCR’s securities;

•	geopolitical risk and changes in applicable laws or regulations;

•	the possibility that ROCR and/or QualTek may be adversely affected by other economic, business, and/or competitive factors;

•	operational risk;

•	risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations; and

•	the risks that the consummation of the proposed Business Combination is substantially delayed or does not occur.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of ROCR and QualTek prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Any financial projections in this transcript are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond ROCR’s and QualTek’s control. While all projections are necessarily speculative, ROCR and QualTek believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of projections in this transcript should not be regarded as an indication that ROCR and QualTek, or their representatives, considered or consider the projections to be a reliable prediction of future events.

Annualized, pro forma, projected and estimated numbers, including as to value, are used for illustrative purpose only, are not forecasts and may not reflect actual results.

All subsequent written and oral forward-looking statements concerning the proposed Business Combination or other matters addressed in this transcript and attributable to ROCR, QualTek or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this transcript. Except to the extent required by applicable law or regulation, ROCR and QualTek undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this transcript to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This transcript references Adjusted EBITDA which is a financial measure that is not prepared in accordance with United States generally accepted accounting principles (“GAAP”). This non-GAAP financial measure does not have a standardized meaning, and the definition of Adjusted EBITDA used by QualTek may be different from other, similarly named non-GAAP financial measures used by others. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and as a result such information may be presented differently in future filings by QualTek with the SEC. Although QualTek does provide guidance for Adjusted EBITDA, it is not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for QualTek to forecast. As a result, no GAAP guidance or reconciliation of QualTek’s Adjusted EBITDA guidance is provided. For the same reasons, QualTek is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future GAAP financial results. Further information on this non-GAAP financial measure is included in the proxy statement.